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                                                                     Exhibit 5.1

Benesch, Friedlander, Coplan & Aronoff LLP
88 E. Broad St.
Columbus Ohio 43215


March 31, 2000


Board of Directors
Neoprobe Corporation
425 Metro Place North, Suite. 300
Dublin, Ohio 43017-1367

Gentlemen:

Neoprobe Corporation, a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, a Registration Statement on Form S-3 (the "Registration Statement") to register 3,000,000 shares of common stock, par value $0.001 per share (the "Shares").

You have requested our opinion in connection with the Company's filing of the Registration Statement. In this connection, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter, including, without limitation, the Company's Certificate of Incorporation (the "Charter"), the Registration Statement and the prospectus which forms a part of the Registration Statement (the "Prospectus").

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Delaware and the federal law of the United States of America.

On the basis of and in reliance on the foregoing, we are of the opinion that the Shares have been validly issued, and are fully paid and non-assessable.

The opinion in this letter is rendered only to the Company in connection with the filing of the Registration Statement and may not be used for any other purpose. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


                                     BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP

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